Exhibit 10.1


                           Duckwall-ALCO Stores, Inc.

                           MEMORANDUM OF UNDERSTANDING
                          (Stock Purchase Transaction)

      THIS MEMORANDUM OF UNDERSTANDING (Stock Purchase Transaction) (the "Agreement") is made as of April 19, 2005, by and among Duckwall-ALCO Stores, Inc., a Kansas corporation ("Buyer"), and Kathleen O. Macke, trustee of the Kenneth A. Macke Revocable Trust ("Seller").

                                    RECITAL

      WHEREAS, Seller owns 399,362 shares of common stock, $.0001 par value, of the Company (the "Shares"); and

      WHEREAS, in accordance with the terms of this Agreement Seller desire to sell, and Buyer desires to purchase, the Shares for the consideration and on the terms and conditions set forth in this Agreement.

     1. Purchase of Shares. Buyer hereby agrees to pay to Seller on or before April 22, 2005 in cash $7.2 million pursuant to the wire transfer instructions attached hereto on Exhibit A in exchange for transfer on or before April 22, 2005 by Seller to Buyer of the Shares free and clear of all liabilities, liens or encumbrances.

     2. Closing Procedures

      On or before April 22, 2005, Seller shall send by fax or email a letter of instruction substantially in the form attached hereto as Exhibit B instructing Fidelity Investments to mark the Shares "DWAC withdrawal from Broker."

      On or before April 22, 2005, Buyer shall send by fax or email a letter of instruction substantially in the form attached hereto as Exhibit C instructing and authorizing UMB Bank, n.a., Securities Transfer Division ("UMB"), to:

          a. immediately upon receipt of the notice of the DWAC, accept the DWAC of the Shares and to retire the Shares; and

          b. inform Buyer once UMB has accepted the DWAC of the Shares and retired the Shares by sending an email to Dick Mansfield, the Chief Financial Officer of the Company at dmansfield@duckwall.com.

     3. Seller's Representations and Warranties


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


      Seller represents and warrants to Buyer that the matters set forth in this
Article 3.

          a. Organization and Good Standing. Seller is a trust duly organized, validly existing, and in good standing under the laws of California, with full power and authority to conduct the transactions contemplated hereby.

          b. Authority. Seller has full power and authority to execute and deliver this Agreement and to perform Seller's obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the performance by Seller of Seller's obligations under this Agreement and the consummation of the transactions contemplated hereby by Seller have been duly and validly authorized by any and all necessary action on Seller's part. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          c. Consents and Approvals. Except for filing promptly after closing filing an amended Schedule 13D with the Securities and Exchange Commission ("SEC"), there is no requirement applicable to Seller to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental authority as a condition to the lawful consummation of the transactions contemplated hereby.

          d. Shares. Seller owns the Shares free and clear of any and all liabilities, liens or encumbrances.

     4. Buyer's Representations and Warranties

      Buyer represents and warrants to Seller the matters set forth in this
Article 4.

          a. Organization and Good Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Kansas, with full corporate power and authority to conduct the transactions contemplated hereby.

          b. Authority. Buyer has full power and authority to execute and deliver this Agreement and to perform Buyer's obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and the performance by Buyer of Buyer's obligations under this Agreement and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by any and all necessary action on Buyer's part. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          c. Consents and Approvals. Other than filing with the SEC a Current Report on Form 8-K and reporting this transaction publicly and to the SEC, there is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental authority as a condition to the lawful consummation of the transactions contemplated hereby.

     5. Conditions to Obligation of Seller. Seller's obligation to consummate the transactions contemplated by this Agreement is subject to the following conditions:

          a. The representations and warranties set forth in Section 4 shall be true and correct in all material respects at and as of the Closing Date.


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          b. Buyer shall have performed all obligations and complied with all covenants hereunder required to be performed or complied with by Buyer at or prior to the Closing.

          c. There shall not be any injunction, judgment, order, decree, ruling or change in effect preventing or prohibiting consummation of any of the transactions contemplated by this Agreement.

      Sellers may waive by notice to Buyer any condition specified in this
Section 5 at or prior to the Closing.

     6. Conditions to Obligation of Buyer. Buyer's obligation to consummate the transactions contemplated by this Agreement is subject to the following conditions:

          a. The representations and warranties set forth in Section 3 shall be true and correct in all material respects at and as of the Closing Date.

          b. Seller shall have performed all obligations and complied with all covenants hereunder required to be performed or complied with by Seller at or prior to the Closing.

          c. There shall not be any injunction, judgment, order, decree, ruling or change in effect preventing or prohibiting consummation of any of the transactions contemplated by this Agreement.

      Buyer may waive by notice to Seller any condition specified in this
Section 5 at or prior to the Closing.

     7. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Kansas without giving effect to any choice or conflict of law provision or rule (whether of the State of Kansas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Kansas.

     8. Entire Agreement And Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes along with the documents referred to in this Agreement a complete and exclusive statement of the terms and conditions of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by all parties.

     9. Assignment, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of Buyer and the respective legal representatives, successors, executors, administrators, heirs and assigns of Seller. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties and their respective legal representatives, executors, administrators, heirs, successors and assigns.


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     10. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     11. Section Headings, Construction.

          a. The section headings in this Agreement are provided for convenience only and will not affect the construction or interpretation of this Agreement.

          b. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement and not to any particular provision of this Agreement; (d) the terms "Section," "Schedules" and "Exhibit" without reference to any document refer to the specified Section, Schedule and Exhibit, respectively, of this Agreement; and (e) any reference to a Section herein shall be a reference to the entire section, (e.g., a reference to Section 7 shall include all parts thereof, and a reference to Section 7.1 shall include all parts thereof).

          c. The words "including," "include" and "includes" are not exclusive and shall be deemed to be followed by the words "without limitation"; if exclusion is intended, the word "comprising" is used instead.

          d. The word "or" shall be construed to mean "and/or" unless the context clearly prohibits that construction.

          e. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          f. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     12. Counterparts/Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The Agreement may be executed by facsimile or electronic signature, each of which shall be lawful and binding


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      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                        Kenneth A. Macke Revocable Trust
                        dated as of December 16, 1986


                    By: /s/Kathleen O. Macke
                        -------------------------------------------------------
                           Kathleen O. Macke, Trustee


                           Duckwall-ALCO Stores, Inc.

                    By: /s/Richard A. Mansfield
                        -------------------------------------------------------
                           Name: Richard A. Mansfield
                           Title:  Vice President - Finance
                                   Chief Financial Officer


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


                                    Exhibit A
                                    ---------

                      Wire Transfer Instructions for Seller


Fidelity wire instructions                                          Page 1 of 1


Nancy Widener
-------------------------------------------------------------------------------

From:   Bleuel, John [John.Bleuel@FRM.COM]

Sent:   Tuesday, February 03, 2004 12:28 PM

To:     nancy@kaassets.com

Cc:     Joe Flaherty - Compliance

Subject:Fidelity wire instructions


        Wire to:  J.P. Morgan Chase Bank
        ABA number: 021000021
        For credit to: National Financial Services
        Account number: 066196-221
        For benefit of:  KATHLEEN MACKE Trust Under Agreement
        Account number: 613-515183
        Address:  One Chase Manhattan Plaza, New York City, NY 10004


Thanks,
John
John Bleuel
Senior Client Service Manager
Operations & Services Group - Advisor Client Service
Fidelity Investments

Clearing, custody or other brokerage services may be provided by Fidelity Brokerage Services LLC or National Financial Services LLC, members NYSE, SIPC


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                                    Exhibit B
                                    ---------

              Seller's Letter of Instruction to Fidelity Investment


To:      Fidelity Investments

                Re: 613-515183
                KATHLEEN MACKE Trust Under Agreement


          Consider this my letter of instructions to DWAC all shares (399,362) of DUCKWALL ALCO STORES INC. (DUCK) directly to transfer agent of record, UMB Bank.

          Sincerely,



          Kathleen O. Macke
          Trustee


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                                   Exhibit C
                                   ----------

                  Buyer's Letter of Instructions to UMB Bank



                           Duckwall-ALCO Stores, Inc.

                              Letter of Instruction

                                 April 22, 2005


Ms. Nancy Hoffman
UMB Bank, n.a.
Securities Transfer Division
928 Grand Blvd. 5th Floor
Kansas City, MO 64106

      In accordance with a Memorandum of Understanding dated as of April 19, 2005 between Duckwall-ALCO Stores, Inc. (the "Company") and K&A Asset Management LLC ("K&A"), on behalf of Kathleen O. Macke, trustee of the Kenneth A. Macke Revocable Trust, K&A has instructed Fidelity Investments to initiate a DWAC withdrawal for 399,362 shares of Common Stock, $.0001 par value, of the Company (the "Shares").

      Pursuant to this Letter of Instruction, I, on behalf of the Company, hereby authorize UMB Bank, n.a., Securities Transfer Division ("UMB"), to (immediately upon receipt of the DWAC) accept the DWAC of the Shares and to retire the Shares.

      Once UMB has accepted the DWAC of the Shares and retired the Shares, you are further instructed to email me at dmansfield@duckwall.com to inform me of same.


                                          Duckwall-ALCO Stores, Inc.

                                       By:
                                          -------------------------------------
                                          Name:  Richard A. Mansfield
                                          Title:  Vice President - Finance
                                                  Chief Financial Officer


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